FOR IMMEDIATE RELEASE
Contact:
Scott D. Kantor
Vice President - Finance, Chief Financial Officer
LeCroy Corporation
Tel:  845-425-2000

                      LECROY CORPORATION POSTS RECORD SALES
                              FOR FISCAL YEAR 2005

CHESTNUT RIDGE, NY, AUGUST 10, 2005 - LeCroy Corporation (NASDAQ: LCRY), a leading supplier of oscilloscopes and serial data test solutions, today announced financial results for its fourth quarter and full year ended June 30, 2005.

The highlights of the Company's year-over-year ("YOY") financial performance for the fourth quarter of fiscal 2005 are as follows:


------------------------------------------ ------------ ----------- --------------- -------------- -----------------
(In millions, except per share              Q4 FY05      Q4 FY04       Q4 FY05        Q4 FY04         YOY Change
data and percentages)                         GAAP         GAAP       Pro Forma*     Pro Forma*       Pro Forma*
------------------------------------------ ------------ ----------- --------------- -------------- -----------------
------------------------------------------ ------------ ----------- --------------- -------------- -----------------
Orders                                       $39.5        $34.6         $39.5           $34.6            14%
------------------------------------------ ------------ ----------- --------------- -------------- -----------------
------------------------------------------ ------------ ----------- --------------- -------------- -----------------
Revenue                                      $43.8        $34.9         $43.8           $34.9            26%
------------------------------------------ ------------ ----------- --------------- -------------- -----------------
------------------------------------------ ------------ ----------- --------------- -------------- -----------------
Gross Margin                                  54.9%        58.7%         60.3%           59.2%       110 basis pts.
------------------------------------------ ------------ ----------- --------------- -------------- -----------------
------------------------------------------ ------------ ----------- --------------- -------------- -----------------
Operating Income                              $0.7         $4.0          $6.1            $4.3            42%
------------------------------------------ ------------ ----------- --------------- -------------- -----------------
------------------------------------------ ------------ ----------- --------------- -------------- -----------------
Operating Margin                               1.6%        11.5%         13.9%           12.3%        160 basis pts.
------------------------------------------ ------------ ----------- --------------- -------------- -----------------
------------------------------------------ ------------ ----------- --------------- -------------- -----------------
Net (Loss) Income                            ($0.2)        $2.7          $3.3            $2.9            14%
------------------------------------------ ------------ ----------- --------------- -------------- -----------------
------------------------------------------ ------------ ----------- --------------- -------------- -----------------
Net (Loss) Income Per Diluted Share         ($0.01)       $0.23         $0.27           $0.24            13%
------------------------------------------ ------------ ----------- --------------- -------------- -----------------

* A presentation of, and a reconciliation of pro forma financial measures with, the most directly comparable GAAP measures can be found in the financial tables below.

The pro forma results are a supplement to financial statements based on generally accepted accounting principles ("GAAP"). The Company believes this presentation provides investors and LeCroy management with additional insight into its underlying results because of the materiality of certain significant charges related to LeCroy's acquisition of Computer Access Technology Corporation ("CATC"), equity-based compensation and certain other charges including business realignment costs, in each case as compared to LeCroy's three- and 12-month periods ended June 30, 2005 and 2004. For more information on LeCroy's use of pro forma results, please refer to the section entitled Use of Non-GAAP Financial Measures below.

GAAP FINANCIAL RESULTS

LeCroy reported fourth-quarter 2005 revenue of $43.8 million with GAAP gross margins of 54.9 percent. These results include approximately $2.6 million in revenue resulting from a change in estimate for product returns related to the Company's WaveSurfer product line, which is sold primarily through stocking distributors. The Company had been deferring revenue on WaveSurfers in distributor inventory since its launch approximately one year ago. After five quarters of business through this channel, the Company has had good collections and no returns - consistent with the terms and conditions of distributor agreements - and therefore has ended the practice of deferring revenue on WaveSurfers in distributor inventory. The Company's GAAP operating margin was
1.6 percent, and it reported a net loss on a GAAP basis of $173,000, or ($0.01) per diluted share. GAAP financial results for the fourth quarter of 2005 include the after-tax effects of $2.0 million in equity-based compensation, $1.0 million of business realignment expenses consisting of severance and the closure of two facilities, $1.8 million for inventory write-downs related to a lower of cost or market adjustment, and $453,000 for the amortization of intangibles acquired from CATC, which represents an ongoing expense. GAAP results for the fourth quarter of 2004 include the after-tax effects of $70,000 in equity-based compensation, $175,000 in charges for the write-down of inventory, and $29,000 of business realignment expenses.

LeCroy/2


For the full year ended June 30, 2005, LeCroy reported revenue of $165.0 million with GAAP gross margins of 55.4 percent compared to $124.9 million of revenue and GAAP gross margins of 57.9 percent for the full year ended June 30, 2004. Fiscal year 2005 results include approximately eight months of contribution from CATC. The Company's GAAP operating margin was 3.0 percent, and it reported net income on a GAAP basis of $2.1 million, or $0.17 per diluted share. GAAP operating income of $5.0 million for fiscal year 2005 includes $3.9 million in equity-based compensation, $1.7 million of business realignment expenses, $4.9 million of charges related to the CATC acquisition, $4.8 million of inventory write-downs and $1.5 million for an impaired intangible asset. GAAP net income includes the tax-effected results of those same items where applicable. Excluding those items, the Company reported a 13.2 percent pro forma operating margin and $13.8 million of pro forma net income, or $1.13 pro forma net income per diluted share. GAAP operating income for fiscal year 2004 includes $77,000 in equity-based compensation, $78,000 of business realignment expenses and $576,000 of inventory write-downs. GAAP net income applicable to common stockholders and net income per diluted share include the tax-effected results of those same items. Excluding these amounts, pro forma operating margin in fiscal year 2004 was 10.7 percent, and pro forma net income applicable to common stockholders was $840,000, or $0.08 per diluted share after the $7.7 million premium paid to repurchase all outstanding shares of the Series A Redeemable Convertible Preferred Stock in the first quarter of 2004.


COMMENTS ON THE FISCAL YEAR

"Fiscal 2005 proved to be the most successful year in LeCroy history, highlighted by record financial performance, key product introductions and the strategic acquisition of CATC," said LeCroy President and Chief Executive Officer Tom Reslewic. "We increased revenues by 32 percent over fiscal 2004, and the leverage in our operating model drove much of this growth straight to the bottom line on a pro forma basis. This resulted in a 63 percent increase in pro forma operating income for fiscal 2005 from the prior year."

"Product innovation drives our growth strategy," Reslewic said. "LeCroy's Protocol Solutions Group (formerly CATC) has grown sequentially each quarter since the acquisition, while continuing to develop innovative products that will enable LeCroy to gain additional share in the serial data solutions market. Our low-cost WaveSurfer oscilloscopes, which we launched just prior to the start of fiscal 2005, have proven to be a tremendous success. In the fourth quarter we introduced our two most advanced products: the 11GHz SDA 11000 and the 100GHz WaveExpert. These high-end products have gained traction with customers and have begun contributing meaningfully to our sales."

COMMENTS ON THE FOURTH QUARTER

"We ended our year of record results with strong pro forma operating income growth in the fourth quarter," Reslewic said. "We saw strong demand for WaveSurfer from end-users to our distributors, and orders for LeCroy's high-end products rose sharply. Our new SDA 11000 and WaveExpert offerings were significant contributors to this activity, and customer feedback on these advanced products has been extremely positive."

LeCroy/3

"As expected, we did experience some areas of softness, and we responded by taking action to better align our overseas operations, reducing headcount slightly and closing two offices during the fourth quarter," Reslewic continued. "Although fourth-quarter orders increased on a year-over-year basis, they declined sequentially from the third quarter. The decline was due in part to our efforts to reduce WaveSurfer inventory at our distributors. In addition, while we saw strong orders for disk drive design products, after two quarters of strong orders for disk drive production test systems, we saw no orders for test systems in the fourth quarter. In both cases, we anticipate that orders will rebound in the current quarter."

"In terms of geography, mid-quarter slowness in North America resulted in year-on-year order growth of only three percent and a sequential decline of nine percent from the third quarter. International orders grew 27 percent year on year and declined six percent from the sequential third quarter. This included a 31 percent sequential decline in orders from China resulting from the lack of disk drive test system orders."

"In terms of end markets, we posted strong growth from data storage for our traditional R&D solutions despite the sequential decline in orders for our disk drive test systems," said Reslewic. "Overall, storage comprised 14 percent of total orders for the quarter, which was down from 17 percent in the sequential third quarter. The strongest markets for the fourth quarter were Computer and Automotive at 36 percent and 18 percent of the total orders, respectively. Orders from distributors were up 30 percent compared with the fourth quarter of fiscal 2004, but down 35 percent sequentially."


BUSINESS OUTLOOK AND FINANCIAL GUIDANCE

"Early in the current fiscal year, we plan to launch the industry's first protocol solution for wireless USB, providing us with a first-mover advantage with this next-generation protocol standard. In fiscal 2006, we also expect to introduce a real-time oscilloscope with bandwidths much higher than any offering currently available, and a PCI Express Generation 2 Protocol Solution."

"During the fiscal year we will work with our partner IBM to complete our silicon germanium (SiGe) next-generation chip set. This will be incorporated into three new oscilloscope platforms that we expect to launch in fiscal 2007. We also will develop a new chip for our high-end acquisition system with a new technology partner."

"We see early signs of an improved demand environment after experiencing some softness at the end of fiscal 2005," continued Reslewic. "This optimism is based on several factors, including improved order linearity in the fourth fiscal quarter, order growth in the initial weeks of the first fiscal quarter and solid growth in our sales funnel."

"While we believe business will improve in the quarters ahead, we are being cautious in our first-quarter guidance due to some uncertainty in the market and historical seasonality related to the summer months. For the first fiscal quarter, we expect to report revenues in the range of $39 to $41 million. We anticipate pro forma operating income of approximately $4.5 to $5.3 million," concluded Reslewic.

LeCroy/4


CONFERENCE CALL INFORMATION
LeCroy will broadcast its quarterly conference call for investors live over the Internet today, August 10 at 10:00 a.m. ET. To access the webcast, visit the "Events Calendar" in the "Investor Relations" portion of the "About LeCroy" section at www.lecroy.com.

ABOUT LECROY CORPORATION
LeCroy Corporation is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer and semiconductor, data storage device, automotive and industrial, and military and aerospace markets. LeCroy's 40-year heritage of technical innovation is the foundation for its recognized leadership in "WaveShape Analysis" - capturing, viewing and measuring the high-speed signals that drive today's information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at http://www.lecroy.com.

SAFE HARBOR

The Company is undergoing an audit of its fiscal 2005 financial results, and an audit of its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. These audit procedures are not yet complete as of the date of this press release. There can be no assurance that our financial results as disclosed in this press release will not change following the completion of the audits or that our internal controls will be found to be effective. Further, this release contains forward-looking statements, including those pertaining to expectations regarding a rebound in production system test orders, launches of new products and the importance of those products, completion of LeCroy's silicon germanium chip set and development of a new chip set, improvement in demand environment, improvement in business, and first-quarter revenues and pro forma operating income, and there can be no assurance that actual results will not materially differ from expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, volume and timing of orders received, changes in the mix of products sold, competitive pricing pressure, the Company's ability to anticipate changes in the market, the availability and timing of funding for the Company's current products, the development of future products and the Company's ability to use intellectual property and protect its patent portfolio. LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Further information on potential factors that could affect LeCroy Corporation's business is described in the Company's reports on file with the SEC.

USE OF NON-GAAP FINANCIAL MEASURES
Certain disclosures in this press release include "non-GAAP financial measures." A non-GAAP financial measure is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Consolidated Balance Sheets, Consolidated Statements of Operations or Cash Flows of the company.

LeCroy/5


We define pro forma gross profit as gross profit as reported under GAAP less charges for write-downs of inventory and impairments of intangible assets, equity-based compensation costs included in cost of sales, the incremental cost of sales related to the fair value adjustment to the acquired CATC inventory, the charge for business realignment expenses and amortization of intangible assets acquired from CATC. The Company owns other intangible assets, which are amortized in the normal course of business for which the amortization of those assets is not singled out herein as a pro forma adjustment. In addition, depreciation on other depreciable assets acquired from CATC, most notably property and equipment, is not singled out herein as a pro forma adjustment. Pro forma gross margin is computed as pro forma gross profit as a percentage of total revenues. Pro forma gross profit and pro forma gross margin are not substitutes for comparable GAAP measures.

We define pro forma operating income as operating income as reported under GAAP less charges for write-downs of inventory and impairments of intangible assets, equity-based compensation costs, the incremental cost of sales related to the fair value adjustment to the acquired CATC inventory, amortization of intangible assets acquired from CATC, the charge for in-process research and development, and charges for business realignment expenses. Pro forma operating margin is computed as pro forma operating income as a percentage of total revenues. Pro forma operating income and pro forma operating margin are not substitutes for comparable GAAP measures.

We define pro forma net income (loss) applicable to common stockholders as net income (loss) applicable to common stockholders as reported under GAAP less charges for write-downs of inventory and impairments of intangible assets, equity-based compensation, incremental cost of sales related to the fair value adjustment to acquired CATC inventory, amortization of intangible assets acquired from CATC, charge for in-process research and development and charges for business realignment expenses, all net of applicable income taxes at our full year blended statutory rate of 35 percent. Pro forma net income (loss) applicable to common stockholders is not a substitute for GAAP net income (loss) applicable to common stockholders.

We define pro forma net income (loss) per diluted common share as pro forma net income (loss) applicable to common stockholders divided by the pro forma weighted average number of diluted shares outstanding, which is defined as the weighted average number of shares outstanding plus the dilutive effect of stock options, warrants and restricted stock on a GAAP basis as applicable. Pro forma net income (loss) applicable to common stockholders per diluted common share is not a substitute for GAAP net income (loss) per diluted common share applicable to common stockholders.

Pro forma gross profit, pro forma gross margin, pro forma operating income, pro forma net income (loss) applicable to common stockholders and pro forma net income (loss) per diluted common share, as we defined them, may differ from similarly named measures used by other entities and, consequently, could be misleading unless all entities calculate and define such non-GAAP measures in the same manner.

A presentation of, and a reconciliation of these pro forma financial measures with, the most directly comparable GAAP measures are included in the accompanying financial data.

LeCroy/6

                                                   LECROY CORPORATION
                                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                       (UNAUDITED)

-----------------------------------------------------------------------------------------------------------------
                                                            Three months ended                Year ended
                                                                 June 30,                      June 30,
In thousands, except per share data                        2005           2004             2005          2004
-----------------------------------------------------------------------------------------------------------------
                                                        (13 weeks)      (13 weeks)     (53 weeks)     (52 weeks)
Revenues:
   Test and measurement products                          $41,911        $ 32,948       $156,414       $117,290
   Service and other                                        1,883           1,972          8,564          7,650
                                                          -------        --------       --------       --------
      Total revenues                                       43,794          34,920        164,978        124,940

Cost of sales:
   Equity-based compensation                                    8              -              24             -
   Other cost of sales                                     19,722          14,420         73,608         52,594
                                                          -------        --------       --------       --------
                                                           19,730          14,420         73,632         52,594

     Gross profit                                          24,064          20,500         91,346         72,346

Operating expenses:
   Selling, general and administrative expenses:
      Equity-based compensation                             1,477              55          2,959             62
      Legal settlement                                         -               -           1,000             -
      Other selling, general and administrative expenses   14,431          12,257         54,382         43,935
                                                          -------        --------       --------       --------
                                                           15,908          12,312         58,341         43,997

   Research and development:
      Equity-based compensation                               553              15            935             15
      Other research and development expenses               6,887           4,160         27,115         15,744
                                                          -------        --------       --------       --------
                                                            7,440           4,175         28,050         15,759

      Total operating expenses                             23,348          16,487         86,391         59,756
                                                          -------        --------       --------       --------

Operating income                                              716           4,013          4,955         12,590

   Other (expense) income, net                               (980)             84         (1,940)           (11)
                                                          -------        --------       --------       --------
(Loss) income from continuing operations
  before income taxes                                        (264)          4,097          3,015         12,579
   (Benefit from) provision for income taxes                  (91)          1,516            872          4,654
                                                          -------        --------       --------       --------
(Loss) income from continuing operations                     (173)          2,581          2,143          7,925

Discontinued operations:
   Gain on sale, net of provision for income taxes of
    $0 and $70 in 2005 and 2004, respectively                  -              119             -             119
                                                          -------        --------       --------       --------
Net (loss) income                                            (173)          2,700          2,143          8,044
                                                          =======        ========       ========       ========
Redemption of convertible preferred stock                      -               -              -           7,665
                                                          -------        --------       --------       --------
Net (loss) income applicable to common stockholders       $  (173)       $  2,700       $  2,143       $    379
                                                          =======        ========       ========       ========

Net (loss) income per common share - Basic:
Income (loss) from continuing operations applicable
  to common stockholders                                  $ (0.01)       $  0.23        $   0.18        $  0.02
Gain from discontinued operations                              -            0.01              -            0.01
                                                          -------        --------       --------       --------
Net (loss) income applicable to common stockholders       $ (0.01)       $  0.24        $   0.18        $  0.04
                                                          =======        ========       ========       ========

Net (loss) income per common share - Diluted:
Income (loss) from continuing operations applicable
  to common stockholders                                  $ (0.01)       $  0.22        $   0.17        $  0.02
Gain from discontinued operations                              -            0.01              -            0.01
                                                          -------        --------       --------       --------
Net (loss) income applicable to common stockholders       $ (0.01)          0.23        $   0.17        $  0.03
                                                          =======        ========       ========       ========

Weighted average number of common shares:
         Basic                                             11,995         11,387          11,774         10,754
         Diluted                                           11,995         11,807          12,261         11,074



LeCroy/7

                                      LECROY CORPORATION
                             CONDENSED CONSOLIDATED BALANCE SHEETS
                                          (UNAUDITED)

--------------------------------------------------------------------------------------------
                                                               June 30,          June 30,
In thousands                                                     2005              2004
--------------------------------------------------------------------------------------------

                           ASSETS
Current assets:
      Cash and cash equivalents                                 $  13,866        $  28,566
      Marketable securities                                           -              9,534
      Accounts receivable, net                                     28,275           24,675
      Inventories, net                                             27,661           21,978
      Other current assets                                         12,681           11,921
                                                                ---------        ---------
            Total current assets                                   82,483           96,674

Property and equipment, net                                        19,078           19,978
Goodwill                                                           78,848            1,874
Other assets, net                                                  12,759           11,467
                                                                ---------        ---------
TOTAL ASSETS                                                    $ 193,168        $ 129,793
                                                                =========        =========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Current portion of long-term debt                         $   8,656        $     107
      Accounts payable                                             14,806           12,097
      Accrued expenses and other current liabilities               14,642           14,554
                                                                ---------        ---------
            Total current liabilities                              38,104           26,758

Long-term debt                                                     36,833               89
Deferred revenue and other non-current liabilities                  1,413            1,338
                                                                ---------        ---------
            Total liabilities                                      76,350           28,185

Stockholders' equity                                              116,818          101,608
                                                                ---------        ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 193,168        $ 129,793
                                                                =========        =========



LeCroy/8

                               LECROY CORPORATION
                     RECONCILIATION OF REPORTED GAAP RESULTS
                              TO PRO FORMA RESULTS
                                   (UNAUDITED)

-----------------------------------------------------------------------------     --------------------------------
                                                         Three months ended                   Year ended
                                                        June 30,     June 30,         June 30,         June 30,
In thousands                                              2005         2004             2005             2004
-----------------------------------------------------------------------------     --------------------------------
                                                                                       (53 weeks)     (52 weeks)

GAAP gross profit, as reported                         $  24,064   $  20,500           $  91,346     $   72,346

Pro forma adjustments:
Charge for write-down of inventory                         1,833         175               4,827            576
Charge for impairment of intangible asset                     -           -                1,500             -
Equity-based compensation                                      8          -                   24             -
Restructuring charge for realignment                          77          -                   77             -
Incremental cost of sales related to
   fair-value adjustment to inventory                         -           -                1,350             -
Amortization of intangible assets acquired from CATC         436          -                1,269             -
                                                       ---------   ---------           ---------     ---------

Pro forma gross profit                                 $  26,418   $  20,675           $ 100,393     $  72,922
                                                       =========   =========           =========     =========

-----------------------------------------------------------------------------     --------------------------------
                                                         Three months ended                   Year ended
                                                        June 30,     June 30,         June 30,          June 30,
In thousands                                              2005         2004             2005              2004
-----------------------------------------------------------------------------     --------------------------------
                                                                                       (53 weeks)     (52 weeks)

GAAP operating income, as reported                     $     716   $   4,013           $   4,955     $   12,590

Pro forma adjustments:
Charge for write-down of inventory                         1,833         175               4,827            576
Charge for impairment of intangible asset                     -           -                1,500             -
Charge for acquired in-process research and
   development                                                -           -                2,190             -
Equity-based compensation                                  2,038          70               3,918             77
Amortization of intangible assets acquired from CATC         453          -                1,316             -
Incremental cost of sales related to
   fair-value adjustment to inventory                         -           -                1,350             -
Restructuring charge for realignment                       1,024          29               1,652             78
                                                       ---------   ---------           ---------     ----------

Pro forma operating income                             $   6,064   $   4,287           $  21,708     $   13,321
                                                       =========   =========           =========     ==========



LeCroy/9

                               LECROY CORPORATION
                     RECONCILIATION OF REPORTED GAAP RESULTS
                              TO PRO FORMA RESULTS
                                   (UNAUDITED)

-----------------------------------------------------------------------------     --------------------------------
                                                         Three months ended                   Year ended
                                                        June 30,     June 30,         June 30,         June 30,
In thousands                                              2005         2004             2005             2004
-----------------------------------------------------------------------------     --------------------------------
                                                                                       (53 weeks)     (52 weeks)

GAAP net (loss) income applicable to common
   stockholders, as reported                           $    (173)  $   2,700           $   2,143          $ 379

After-tax effect of pro forma adjustments:
Charge for write-down of inventory                         1,191         110               3,138            363
Charge for impairment of intangible asset                     -           -                  975             -
Charge for acquired in-process research and
   development                                                -           -                2,190             -
Equity-based compensation                                  1,325          44               2,547             49
Amortization of intangible assets acquired from CATC         294          -                  855             -
Incremental cost of sales related to
   fair-value adjustment to inventory                         -           -                  878             -
Restructuring charge for realignment                         666          19               1,074             49
                                                       ---------   ---------           ---------          -----

Pro forma net income applicable to
   common stockholders                                 $   3,303   $   2,873           $  13,800          $ 840
                                                       =========   =========           =========          =====


-----------------------------------------------------------------------------     --------------------------------
                                                         Three months ended                   Year ended
                                                        June 30,     June 30,         June 30,          June 30,
In thousands, except per share data                       2005         2004             2005         2004
-----------------------------------------------------------------------------     --------------------------------
                                                                                       (53 weeks)     (52 weeks)

Net (loss) income per common share applicable to common stockholders:

     Diluted, as reported                             $ (0.01)       $ 0.23             $   0.17        $  0.03
     Diluted, pro forma                               $  0.27        $ 0.24             $   1.13        $  0.08

Weighted average number of common shares:
     Diluted, as reported                              11,995        11,807               12,261         11,074
     Diluted, pro forma                                12,263        11,807               12,261         11,074

